    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 22, 2002

                                                  Registration No. 333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                     --------------------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                      ------------------------------------

                       EXCHANGE NATIONAL BANCSHARES, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
          MISSOURI                                             43-1626350
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                              Identification No.)

                              132 EAST HIGH STREET
                            JEFFERSON CITY, MO 65101
                                 (573) 761-6100
                   (Address, including zip code, and telephone
             number, including area code, of registrant's principal
                               executive offices)

                                 JAMES E. SMITH
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                       EXCHANGE NATIONAL BANCSHARES, INC.
                              132 EAST HIGH STREET
                            JEFFERSON CITY, MO 65101
                                 (573) 761-6100
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                     --------------------------------------
                        Copies of all correspondence to:

                                 JAMES W. ALLEN
                           Stinson Morrison Hecker LLP
                         1201 Walnut Street, Suite 2800
                           Kansas City, Missouri 64106
                                 (816) 842-8600
                     --------------------------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after this Registration Statement becomes effective.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /X/

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. / /

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering./ /

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
================================================================================

                         CALCULATION OF REGISTRATION FEE

                                               AMOUNT           PROPOSED MAXIMUM         PROPOSED MAXIMUM            AMOUNT OF
  TITLE OF SECURITIES BEING REGISTERED    TO BE REGISTERED       OFFERING PRICE         AGGREGATE OFFERING         REGISTRATION
                                                 (1)              PER SHARE (2)                PRICE                    FEE
----------------------------------------- ------------------ ------------------------ ------------------------ ---------------------
Common stock $1.00 par value per share         150,000               $31.54                $4,731,000.00              $435.25
----------------------------------------- ------------------ ------------------------ ------------------------ ---------------------


(1) Represents maximum number of shares authorized to be sold under the Registrant's Dividend Reinvestment Plan.

(2) Estimated solely for the purpose of calculating the registration fee. Such estimate has been calculated in accordance with Rule 457(c) under the Securities Act of 1933, and is based upon the average of the bid and asked prices per share of the Registrant's common stock as reported by the Nasdaq National Market System on November 20, 2002.

                       EXCHANGE NATIONAL BANCSHARES, INC.

                           DIVIDEND REINVESTMENT PLAN

                     --------------------------------------

         You should read this prospectus carefully so you will understand the features of the plan and how to participate in the plan. You should keep a copy of this prospectus for future reference.

         Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved of the securities issued under the plan or have determined if this prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

         Securities purchased or held under the terms of the plan are not guaranteed or insured by any bank or government agency and may lose value.

                     --------------------------------------

                                   PROSPECTUS

                                  DECEMBER 2002

                       EXCHANGE NATIONAL BANCSHARES, INC.

         Exchange National Bancshares, Inc. ("Exchange National") is a multi-bank holding company incorporated under the laws of the State of Missouri and the Bank Holding Company Act of 1956, as amended. Through our banking subsidiaries, we provide general banking services to individuals and businesses throughout Missouri. Our principal executive offices are located at 132 East High Street, Jefferson City, Missouri 65101. Our telephone number is (573) 761-6100.

                             DESCRIPTION OF THE PLAN

         The following, in question and answer form, are the provisions of the Plan. Those holders of Common Stock who do not wish to participate in the Plan will continue to receive cash dividends, as declared, in the usual manner.

PURPOSE

1.       WHAT IS THE PURPOSE OF THE PLAN?

         The primary purpose of the Plan is to provide eligible Exchange National shareholders with a convenient and cost-effective method of increasing their investment in Exchange National by investing cash dividends and optional cash payments in additional Exchange National shares.

         If the shares of common stock acquired through the Plan are purchased directly from Exchange National, Exchange National will receive new equity capital funds that may be used by it for general corporate purposes.

         The Plan is intended for the benefit of long-term investors and not for the benefit of individuals or institutions who engage in short-term trading activities which cause temporary fluctuations in the composite trading volume and market price of shares.

ADVANTAGES

2.       WHAT ARE THE ADVANTAGES OF THE PLAN?

         Under the Plan:

       - You may acquire additional shares by having all or part of your Exchange National common stock dividends automatically reinvested in additional shares of Exchange National common stock at NO TRANSACTIONAL COST TO YOU.

       - You may increase your holdings in Exchange National common stock by making optional cash payments by check, money order or by authorizing automatic investments from a U.S. bank account through a debit program available at NO COST TO YOU.

       - You may purchase Exchange National common stock in whole dollar amounts, rather than a specific quantity of shares, with the appropriate number of full and fractional shares credited to your account.

       - You may deposit common stock certificates into your account and have your ownership of common stock maintained in book-entry form via the optional "safekeeping program" available at no cost to you.

       - You will receive regular statements indicating activity in your account.

PLAN ADMINISTRATOR

The administrator of the Plan is Illinois Stock Transfer Company (the "Plan Administrator"). For information about the Plan, contact Illinois Stock Transfer Company at:

       209 West Jackson Blvd., Suite 903
       Chicago, IL 60606-6905

         Please refer to "Exchange National Bancshares, Inc." on all correspondence you send to the Plan Administrator.

       TELEPHONE

         SHAREHOLDER CUSTOMER SERVICE, INCLUDING SALE OF SHARES: (Between 7:30 am and 4:00 pm CST.)

       Phone:     (312) 427-2953
                  (800) 757-5755
         Fax:     (312) 427-2879

PARTICIPATION

3.       WHO IS ELIGIBLE TO PARTICIPATE?

         You are eligible to participate in the Plan if you live in the United States and you already hold at least one share of Exchange National common stock registered in your own name.

         You will not be eligible to participate in the Plan if you reside in a jurisdiction in which it is unlawful for Exchange National to permit your participation.

         Your right to participate in the Plan is not transferable apart from a transfer of your underlying shares of Exchange National common stock to another eligible person.

4.       HOW DO I PARTICIPATE?

         If your shares are registered in your own name, you may join the Plan by completing and signing an Authorization Card and returning it to the Plan Administrator. Once you are enrolled in the Plan, you will continue to participate without further action on your part. You may change your investment options by completing, signing and returning a new Authorization Card to the Plan Administrator or in writing by amending prior card instructions. If your shares are registered in more than one name (i.e., joint tenants, trustees, etc.), all named persons must sign the Authorization Card exactly as their names appear on the account registration.

         If your shares are held in a brokerage, bank or other intermediary account, and you wish to participate directly in the Plan, you should direct your broker, bank or trustee to register some or all of your shares directly in your name. Once your shares have been registered in your name, you may join the Plan by completing and signing an Authorization Card and returning it to the Plan Administrator.

INVESTMENT OPTIONS

5.       WHAT OPTIONS ARE AVAILABLE UNDER THE PLAN?

         You may have cash dividends on all, none or a portion of your Exchange National shares automatically reinvested in additional Exchange National shares.

         If you wish, you may also purchase shares of Exchange National common stock by making optional cash payments, within specified limits (as described in Questions 7 through 9). You may purchase shares of Exchange National common stock with optional cash payments or via an automatic debit program through a U.S. bank account even if you are not reinvesting dividends on your shares of Exchange National common stock. If the Board of Directors of Exchange National suspend the payment of dividends for any reason, your ability to make purchases through optional cash payments may also be suspended.

6.       HOW DO I ELECT TO REINVEST DIVIDENDS?

         You may choose to reinvest all, a portion or none of the cash dividends paid on your Exchange National shares reinvested under the Plan in additional shares of Exchange National common stock by completing an Authorization Card and returning it to the Plan Administrator. You can change your dividend reinvestment election at any time by completing and signing a new Authorization Card and returning it to the Plan Administrator. For your new or changed participation to be effective for a particular dividend, your notification must be received at least 5 business days prior to the record date for that dividend. In the past Exchange National has paid dividends on or around the 1st day of January, April, July and October. The Company has also paid a special dividend on or around the 1st day of December.

         You must choose one of the following when completing the Authorization
Card:

         (a) FULL DIVIDEND REINVESTMENT - If you select this option, the Plan Administrator will reinvest all cash dividends paid on all of the Exchange National shares registered in your name and you will be able to make optional cash payments for the purchase of additional shares in accordance with the Plan (as described in Questions 7 through 9).

                  OR

         (b) PARTIAL DIVIDEND REINVESTMENT - If you select this option, the Plan Administrator will pay you dividends in cash on the number of shares of Exchange National common stock that you specify in the appropriate space on the Authorization Card and apply the balance of your dividends toward the purchase of additional shares in accordance with the Plan. This option also permits you to make optional cash payments for the purchase of additional shares in accordance with the Plan (as described in Questions 7 through 9).

                  OR


         (c) CASH PAYMENTS ONLY - If you select this option, your dividends will not be reinvested. Instead, you will receive payment by check or automatic deposit for all of your cash dividends. NO ACTION IS REQUIRED BY YOU FOR THIS OPTION.

         You may select any of the above investment options. If no option is selected by you on the Authorization Card which you return, you will be enrolled in the Full Dividend Reinvestment option. Regardless of your investment choice, all shares purchased for you through the Plan will be credited to your account by the Plan Administrator until you direct that these shares be sold or issued to you in certificate form.

7.       HOW DO I MAKE OPTIONAL CASH PAYMENTS?

         If your shares are registered in your name but you have not previously enrolled in the Plan, you may make optional cash payments by mailing to the Plan Administrator (1) a check or money order payable to Illinois Stock Transfer Company and (2) a completed and signed Authorization Card.

         If your shares are registered in your name and you have already enrolled in the Plan by submitting an Authorization Card, you may make optional cash payments by mailing to the Plan Administrator (1) a check or money order payable to Illinois Stock Transfer Company and (2) the top detachable portion of your account statement, properly completed and signed.

         If you wish to make regular monthly optional cash payments, you can authorize an automatic monthly debit from your checking or savings account at a U.S. bank. This feature enables you to make ongoing investments without writing a check. To initiate automatic debits, you must complete and sign an Automatic Debit Program Card and return it to the Plan Administrator together with a voided blank check or savings account deposit slip, from the bank from which the funds are to be withdrawn. Your authorization card for automatic withdrawals will be processed and will become effective as promptly as practicable. However, you should allow four to six weeks for your first investment to be initiated. Once automatic debits are initiated, funds will be drawn from your specified account on or around the 20th day of each month. You must notify the Plan Administrator in writing to change or terminate your automatic monthly withdrawals.

         In the event that your check is returned unpaid for any reason or your designated U.S. bank account does not have sufficient funds for automatic withdrawal and the Plan Administrator is unable to collect funds from you, the Plan Administrator will consider your optional payment null and void. A $25.00 fee will be assessed for any check or automatic monthly debit that is returned for insufficient funds. The amount of such fee is subject to change without notice.

8.       WHAT ARE THE LIMITATIONS ON OPTIONAL CASH PAYMENTS?

         You must invest at least $25.00 with each optional cash payment and cannot invest more than $2,000.00 in any one month. The Plan will invest in shares once per month as discussed in Question 11. Interest will not be paid to you on amounts held by the Plan pending investment.

         Optional cash payments which do not comply with the minimum or maximum limit will not be accepted under the Plan and such payments, in their entirety, will be returned to the participants without interest.

         If you have more than one Plan account, Exchange National in its sole discretion may aggregate all optional cash payments for purposes of determining whether optional cash payments comply with the Plan limitations.

         The limitations on the amounts of optional cash payments described above are subject to change from time to time. You will be notified promptly of any such changes.

9.       WHEN SHOULD I SUBMIT MY OPTIONAL CASH PAYMENTS?

         The Plan Administrator will make purchases of Exchange National common stock for the Plan once each month on the 1st day of the month (or the date of the dividend payment in months in which dividends are paid), or, if that day is not a business day, then on the first subsequent business day. In order to have your investment made, the Plan Administrator must receive your check or money order and other required documents 5 business days before the 1st day of the month. For purposes of the Plan, a business day is a day on which Exchange National common stock is traded on the Nasdaq National Market System.

         If your optional cash payment is received too late to be invested it will be invested the following month, unless you request in writing that it be returned to you. You will not receive any interest on any optional cash payments held pending investment. Therefore, although optional cash payments may be made at any time, it is advisable to transmit such payments so that they will be received 5 business days before the 1st day of the month. The Plan Administrator will return any optional cash payment upon receipt of a written request up to 48 hours before such cash payment is invested under the Plan, providing your check has had sufficient time to clear.

PURCHASES UNDER THE PLAN

10.      HOW ARE SHARES ACQUIRED UNDER THE PLAN?

         Once a month, the Plan Administrator will make arrangements to use all optional cash payments and all collected dividends (if a dividend is paid that month) to purchase shares of Exchange National common stock for the accounts of participants under the Plan. Shares purchased under the Plan will be purchased either directly from

Exchange National, in which event such shares will be either authorized but unissued shares or shares held in the treasury, or on the open market, or by any combination of the foregoing at Exchange National's discretion.

         In the event that the number of shares purchased for your account is not an even number of shares, your account will be credited with the whole number of shares and fractional shares computed to three decimal places if your shares are registered in your own name.

11.      WHEN WILL SHARES BE PURCHASED UNDER THE PLAN?

         In the case of shares purchased under the Plan directly from Exchange National, dividends and optional cash payments will be reinvested or invested, as the case may be, on the 1st day of the month (or the date dividends are paid in a month in which dividends are paid), or if such day is not a business day, then the next business day thereafter.

         In the case of shares purchased under the Plan on the open market, purchases will begin on the 1st day of the month or the first business day thereafter and will be completed as soon as practicable in accordance with any applicable Federal or state securities laws. For record keeping and cost allocation purposes, all such purchases made in the open market during the relevant period will be deemed to have been made on the final day the transaction is completed. Such purchases may be made on any securities exchange where such shares are traded, in the over-the-counter market, or by negotiated transactions and may be subject to such terms with respect to delivery and other matters as the Plan Administrator may deem appropriate.

         Because the Plan Administrator will arrange for the purchase of shares on behalf of the Plan, neither Exchange National nor any participant in the Plan has any authority or power to direct the time or price at which any open market purchases may be completed or as to the selection of any broker or dealer through or from whom such purchases are to be made. Therefore, you will not be able to precisely time your purchases through the Plan and will bear the market risk associated with fluctuations in the price of Exchange National common stock. That is, if you send in an optional cash payment, it is possible that the market price of Exchange National common stock could go up or down before the broker purchases stock with your funds. In addition, you will not earn interest on optional cash payments for the period before these shares are purchased.

         For the purpose of making purchases, the Plan Administrator will commingle the funds of the participants. The purchase of shares under the Plan at any given date or time will be subject to compliance with applicable Federal and state securities laws.

12.      AT WHAT PRICE WILL SHARES BE PURCHASED UNDER THE PLAN?

         If the shares are purchased on the open market, your price per share will be the weighted average price of shares purchased on the open market during the relevant period.

         If the shares are purchased from Exchange National, your price per share will be the average of the daily high and low prices of the shares of Exchange National common stock as reported on the Nasdaq National Market System for the day (on which shares are traded) immediately preceding the day in which the shares are purchased for your Plan account.

       If the shares are purchased in a negotiated transaction, your price per share will not be higher than the price determined for such day under the formula set forth in the preceding paragraph.

CERTIFICATES FOR SHARES OF EXCHANGE NATIONAL COMMON STOCK

13. WILL CERTIFICATES BE ISSUED FOR SHARES OF EXCHANGE NATIONAL COMMON STOCK PURCHASED UNDER THE PLAN?

         No, shares of Exchange National that you buy through the Plan will be maintained in your Plan account for safekeeping in a book entry position. You may, however, request a stock certificate at any time by submitting a written request to the Plan Administrator or by contacting the Plan Administrator by telephone. Any stock certificates requested by telephone will be mailed to the address of record only.

14.      IN WHOSE NAME WILL STOCK CERTIFICATES BE REGISTERED WHEN ISSUED?

         Your account under the Plan will be maintained in the name in which your stock certificates were registered at the time you entered the Plan. Therefore, if your certificates were issued in joint name, your Plan account will also be so named. Certificates for whole shares of Exchange National common stock issued at your request will be similarly registered.

         You may not pledge or assign any shares credited to your Plan account as a result of reinvested dividends or otherwise and any such purported pledge or assignment will be void. If you wish to pledge or assign shares held in your Plan account, you must first request a certificate for such shares. (See Question 13 regarding share certificates.)

15.      CAN I SEND MY STOCK CERTIFICATES TO THE PLAN ADMINISTRATOR FOR
SAFEKEEPING?

         Yes. You may deposit with the Plan Administrator any Exchange National stock certificates now or hereafter registered in your name for credit and safekeeping under the Plan at no cost. Because Exchange National and the Plan Administrator are responsible for the safekeeping of Exchange National stock certificates deposited with the Plan, you will no longer bear the risk and cost associated with the loss, theft or destruction of the stock certificate(s). To use the safekeeping service, send your Exchange National stock certificates to the Plan Administrator by registered mail with written instructions as provided in the "safekeeping" transmittal form to deposit them in safekeeping. Do not endorse the stock certificate(s) or complete the assignment section.

         Whenever certificates are issued to you either upon request or upon termination of participation, new, differently numbered certificates will be issued to you.

WITHDRAWAL AND SALE OF SHARES IN PLAN ACCOUNTS

16.      HOW MAY SHARES BE WITHDRAWN FROM THE PLAN?

         Any or all shares credited to your account from time to time, including shares deposited with the Plan Administrator for safekeeping, may be withdrawn by notifying the Plan Administrator in writing specifying the number of shares to be withdrawn. Certificates will be issued for whole shares only. In the event your request involves a fractional share, a check for the value of the fractional share (less any applicable fees and taxes) will be mailed to you.

17.    HOW MAY I SELL SHARES UNDER THE PLAN?

       You may sell shares in your Plan account in one of two ways. You may request in writing that the Plan Administrator issue to you a certificate for any or all of the whole shares in your Plan account, and thereafter you may sell any or all of such shares through your own broker or otherwise at any time you choose. (See Question 13 concerning certificates for shares.) Alternatively, you may request in writing that the Plan Administrator sell any or all of the shares in your Plan account, including shares deposited by you with the Plan Administrator as custodian for safekeeping (see Question 15 for information regarding safekeeping). Any applicable brokerage fees or commissions on such sales as well as a service fee of $10.00 assessed by the Plan Administrator for each requested sale will be deducted from your proceeds. Shares you sell in this manner will be aggregated with those of other participants for whom the Plan Administrator is also selling shares on the same date. The Plan Administrator will process all sale orders as soon as practicable after your request is received. Your sales proceeds will be mailed to you by check, less related brokerage fees or commissions, any other costs of sale and a service fee of $10.00 charged by the Plan Administrator.

TERMINATION OF PARTICIPATION IN THE PLAN

18.    HOW AND WHEN MAY I TERMINATE PARTICIPATION IN THE PLAN?

       You may terminate participation in the Plan by submitting written notice to the Plan Administrator. Subject to the limitations described in the next paragraph, as soon as practicable following receipt of the notice of termination, the Plan Administrator will send you a certificate for the number of whole shares held in your account, including any shares that you may have deposited with the Plan Administrator as custodian for safekeeping. If you wish, the Plan Administrator will sell all or a portion of your shares and send you a check for the value of the shares, less any related brokerage fees or commissions, any other costs of sale and a service fee of $10.00 charged by the Plan Administrator.

       If the Plan Administrator receives the notice of termination on or after the record date for a dividend payment but before the payment date, your request may not become effective until after the dividends paid on your shares under the Plan have been reinvested and the shares purchased therewith have been credited to your account. The Plan Administrator, in its sole discretion, may either pay any such dividend to you in cash or reinvest it in Exchange National common stock on your behalf. If such dividend is reinvested, the Plan Administrator may sell the shares purchased and remit the proceeds to you, less any brokerage commissions, any other costs of sale and any service fee. Any of your optional cash payments received by the Plan Administrator prior to receipt of your request to terminate will also be invested beginning on the next date on which the Plan Administrator purchases shares for the Plan unless you expressly request the return of such optional cash payment in your notice of termination and such request is received at least 48 hours before the date the Plan Administrator next purchases shares for the Plan.

       In the event that your Plan account contains a fractional share when you terminate your participation, you will not receive the fractional share. Rather, you will receive a check in payment of the fractional share, in an amount based on the current per share market price of Exchange National common stock for shares sold by the Plan Administrator at or around such time, less an allocable portion of any related fees, commissions and costs.

       After termination, dividends on your shares will be paid to you in cash unless and until you rejoin the Plan, which you may do at any time by completing, signing and returning a new Authorization Card to the Plan Administrator.

COSTS

19.    ARE THERE ANY EXPENSES TO ME IN CONNECTION WITH PURCHASES UNDER THE PLAN?

       You will incur no service charges or brokerage commissions for purchases made under the Plan either by reinvesting dividends or making optional cash purchases. Exchange National pays all costs of administration of the Plan. However, you will incur expenses upon the sale of shares under the Plan either upon termination of your participation in the Plan or otherwise. See Questions 17 and 18.

ADMINISTRATION

20.    WHAT ARE THE FUNCTIONS OF THE PLAN ADMINISTRATOR?

       The Plan Administrator administers the Plan by acquiring shares of Exchange National common stock on behalf of participants, keeping records, sending statements of account to participants and performing other duties relating to the Plan. The Plan Administrator holds in its own name or in the name of its nominee all shares of Exchange National common stock held in the accounts of participants.

       The Plan Administrator also acts as dividend disbursing and transfer agent for Exchange National's common stock.

ACCOUNT REPORTS

21. WHAT ACCOUNTS ARE MAINTAINED FOR ME AND WHAT REPORTS ON THESE ACCOUNTS WILL I RECEIVE?

       The Plan Administrator will maintain an account for you to which all shares purchased by you under the Plan will be credited. The Plan Administrator will mail you a statement confirming purchases of shares as soon as practicable after each purchase is made. Your account statement also will include the number of shares, if any, deposited with the Plan Administrator from time to time for safekeeping. (See Question 15 regarding safekeeping.) You also will receive copies of Exchange National's annual report to stockholders, proxy statements and proxy voting card as well as dividend income information as reflected on a Form 1099-Div for tax purposes.

OTHER INFORMATION

22. WHAT HAPPENS WHEN I SELL OR TRANSFER ALL OF THE SHARES OF COMMON STOCK REGISTERED IN MY NAME?

       If you sell or transfer all shares of Exchange National common stock registered in your name on the books of Exchange National, other than shares held under the Plan, dividends on the shares credited to your account under the Plan will continue to be reinvested until you terminate your participation under the Plan.

23. WHAT HAPPENS IF EXCHANGE NATIONAL PAYS A DIVIDEND IN STOCK OR SPLITS ITS COMMON STOCK?

       Any dividends in the form of shares of common stock and any shares of common stock resulting from a split of Exchange National common stock distributed by Exchange National on shares accumulated in your Plan account will be credited to your account in a book entry position and reflected in your account statement. In addition, if you elect Partial Dividend Reinvestment on a specified number of shares, that number will be automatically adjusted in the event of a stock dividend or stock split to equal the old number of shares plus the number of new shares distributed with respect to the old number.

24. WHAT HAPPENS IF EXCHANGE NATIONAL MAKES THE RIGHT TO PURCHASE ADDITIONAL SHARES OF COMMON STOCK OR OTHER SECURITIES AVAILABLE TO ITS STOCKHOLDERS?

       In the event that Exchange National makes available to its stockholders
(a) rights to purchase additional shares of common stock or (b) any securities of any other issuer or securities of any class of Exchange National other than shares of common stock, the Plan Administrator will, except as otherwise provided herein, sell all such rights or other securities accruing to the shares held under the Plan in the name of the Plan Administrator on behalf of participants, credit the net proceeds of such sale pro rata to the accounts of participants, and thereafter invest such proceeds in additional shares of Exchange National common stock in the same manner as optional cash payments are invested under the Plan, except that the monthly minimum and maximum limits shall not apply to the investment of such proceeds. Accordingly, if you wish to exercise any such rights or receive any such securities as may be granted or distributed in the future to holders of common stock, you should request the Plan Administrator to issue to you certificates for shares held in your account so that you can receive such rights or securities directly. The price at which the Plan Administrator shall be deemed to have sold such rights or securities for your account shall be the average price, less any brokerage commissions and fees, any other costs of sale and any service fee, of all such rights or securities sold at or about the same time by the Plan Administrator for all participants in the Plan. In the event that Exchange National, in its sole discretion, instructs the Plan Administrator not to sell such rights or securities accruing to the shares of Exchange National common stock held for all participants in the Plan, the Plan Administrator will authorize Exchange National to distribute such rights or securities directly to the participants, in which event only full units of such rights or securities will be so distributed. Any fractional units of such rights or securities will be aggregated and sold and proceeds from the sale will be reinvested in the same manner as proceeds from the sale of full rights and shares.

25.    HOW WILL MY SHARES OF COMMON STOCK BE VOTED AT MEETINGS OF STOCKHOLDERS?

       Exchange National will mail you proxy materials including a proxy card representing both the shares for which you hold certificates and the shares, full and fractional, in your Plan account. The proxy will be voted as indicated by you. If you do not return the proxy card or if you return it unsigned, none of your shares will be voted.

26.    WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE
       PLAN?

       The following summary is not a comprehensive summary of all of the tax considerations that may be relevant to you and is based upon an interpretation of current Federal income tax law. You should consult your own tax advisor to determine the particular tax consequences, including state tax consequences, which will vary from state to state, that may result from your participation in the Plan and subsequent disposal of shares of common stock acquired by you pursuant to the Plan.

       Cash dividends reinvested under the Plan will be taxable as having been received by you even though you have not actually received them in cash. You will receive a Form 1099-Div from the Plan Administrator indicating the amount of reinvested dividends reported to the U.S. Internal Revenue Service as dividend income. The statement will also reflect as income any trading fees paid by Exchange National on your behalf for purchases of shares.

       You will not realize gain or loss for U.S. Federal income tax purposes upon the transfer of shares to the Plan or upon the withdrawal of whole shares from the Plan. You will, however, generally realize gain or loss upon the sale of shares (including the receipt of cash for fractional shares) held in the Plan.

       In the case of Plan participants whose dividends are subject to U.S. Federal income tax withholding, or backup withholding, dividends will be invested net of the amount of tax to be withheld.

       You will be required to provide the Plan Administrator with a correct taxpayer identification number on Form W-9, unless an exemption applies. Failure to provide the information required on Form W-9 may subject you to federal income tax backup withholding on the amount of any dividends paid to you, including dividends that are reinvested pursuant to the terms of the Plan.

27. WHAT ARE THE RESPONSIBILITIES OF THE PLAN ADMINISTRATOR AND EXCHANGE NATIONAL UNDER THE PLAN?

       Neither Exchange National nor the Plan Administrator will be liable under the Plan for any act done in good faith, or for any good faith omission to act, including, without limitation, any claim of liability (a) arising out of any such act or omission to act which occurs prior to the termination of a participant's participation, including failure to terminate a participant's account upon such participant's death, and (b) with respect to the prices at which shares of Exchange National common stock are purchased or sold or other rights or securities are sold for the participant's account and the times such purchases or sales are made.
       You should recognize neither Exchange National nor the Plan Administrator can assure you of profits, or protect you against losses, on shares purchased or held under the Plan.
       The payment of dividends is at the discretion of the Exchange National Board of Directors and will depend upon future earnings, the financial condition of Exchange National, governmental regulations and other factors. The Exchange National Board of Directors may change the amount and timing of dividends at any time without notice.

28. CAN EXCHANGE NATIONAL OR THE PLAN ADMINISTRATOR TERMINATE A PARTICIPANT'S INTEREST IN THE PLAN?

       Yes, Exchange National or the Plan Administrator may terminate any participant's participation in the Plan at any time for any reason, including, without limitation, arbitrage-related activities or transactional profit activities, upon notice in writing mailed to the participant. In such event the Plan Administrator will follow the procedures for termination set forth in Question 18.

29.    WHAT IS SUFFICIENT NOTICE TO A PARTICIPANT?

       Any notice which by any provision of the Plan is required to be given by the Plan Administrator to a participant shall be in writing and shall be deemed to have been sufficiently given for all purposes by being deposited postage prepaid in a post office letter box addressed to the participant at the participant's address as it currently appears on the Plan Administrator's records.

30.    CAN SUCCESSOR PLAN ADMINISTRATORS BE NAMED?

       Yes, Exchange National may from time to time designate a bank or trust company as successor administrator under the Plan.

31.    WHO INTERPRETS THE PLAN AND WHAT LAW GOVERNS?

       Any question of interpretation under the Plan will be determined by Exchange National and/or the Plan Administrator, and any such determination will be final. The terms and conditions of the Plan and its operation are governed by the laws of the State of Missouri.

32.    MAY THE PLAN BE CHANGED, SUSPENDED OR TERMINATED?

       Yes, Exchange National may suspend, modify or terminate the Plan at any time. In such a case, Exchange National will use all reasonable efforts to notify participants of such change or termination. Exchange National and the Plan Administrator also reserve the right to change any administrative procedures of the Plan including, but not limited to, establishing additional requirements that apply to participation in the Plan by brokers, banks and other intermediaries.

                                 USE OF PROCEEDS

       Proceeds from any newly issued shares of common stock purchased directly from Exchange National under the Plan will be available for general corporate purposes. Exchange National has no basis for estimating either the number of shares of common stock that will ultimately be purchased directly from it, if any, under the Plan or the prices at which such shares will be sold.

          AVAILABLE INFORMATION/INCORPORATION OF DOCUMENTS BY REFERENCE

       Exchange National files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any statements, reports or other information Exchange National files at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549.

Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Exchange National's SEC filings are also available to the public on the Internet at the website maintained by the SEC at http://www.sec.gov. This Prospectus does not contain all the information set forth in the Registration Statement relating to the shares to be sold under the Plan and Exhibits thereto which we have filed with the SEC under the Securities Act of 1933, as amended, and to which reference is hereby made.

       The SEC allows Exchange National to "incorporate by reference" the information it files with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and later information filed with the SEC will update and supersede this information. Exchange National incorporates by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the Plan is terminated.

               (a) Annual Report on Form 10-K for the year ended December 31, 2001.
               (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002.
               (c) The description of Exchange National's common stock contained in the registration statement on Form 8-A (No. 0-23636) (filed March 15, 1994).

       Any person receiving a copy of this Prospectus may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein. Written requests should be directed to:

           Exchange National Bancshares, Inc.
           132 East High Street
           Jefferson City, Missouri 65101
           Attention:  Corporate Secretary

       Telephone requests may be directed to the Company's Corporate Secretary at (573) 761-6179.

       YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT. EXCHANGE NATIONAL HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT OR ADDITIONAL INFORMATION. EXCHANGE NATIONAL IS NOT MAKING AN OFFER TO SELL ANY STOCK IN ANY STATE OR COUNTRY

WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THE DOCUMENT.

       FACTORS THAT MAY AFFECT FUTURE RESULTS

       Please keep in mind that the information delivered to you with this Prospectus, as well as the Annual, Quarterly and Special Reports, and other information filed by Exchange National with the Securities and Exchange Commission, contain forward-looking statements which involve various uncertainties. These uncertainties could cause actual Exchange National results to be materially different from the forward-looking statements. When reading any of these documents, you should consider all of the risks and uncertainties that are discussed, and you should not rely solely on forward-looking statements made by Exchange National.

       Factors that could cause actual results to be materially different from forward-looking statements include: (1) interest rate, market and monetary fluctuations, (2) monetary and fiscal policies and laws, (3) inflation, (4) general economic conditions, (5) competition and economic conditions in Exchange National regions and industries, (6) new products, (7) mergers and acquisitions, and (8) the ability of Exchange National to manage these and other risks.

                                     EXPERTS

       The consolidated financial statements of Exchange National Bancshares, Inc. as of December 31, 2001 and 2000, and for each of the years in the three year period ended December 31, 2001, have been incorporated by reference in this Prospectus in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                  LEGAL OPINION

       The legality of the shares of common stock offered hereby has been passed upon for Exchange National by Stinson Morrison Hecker LLP.

                                 INDEMNIFICATION

       Exchange National's By-Laws and Articles of Incorporation provide that directors and officers of Exchange National shall be indemnified to the fullest extent permitted by the laws of the State of Missouri against liability for certain of their acts.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of Exchange National pursuant to the foregoing provisions or otherwise, Exchange National has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                TABLE OF CONTENTS


Exchange National Bancshares, Inc.
Description of the Plan
     Purpose
     Advantages
     Plan Administrator
     Participation
     Investment Options
     Purchases Under the Plan
     Certificates for Shares of Exchange National Common Stock
     Withdrawal and Sale of Shares in Plan Accounts
     Termination of Participation in the Plan
     Costs
     Administration
     Account Reports
     Other Information
Use of Proceeds
Available Information/Incorporation of Documents by Reference
Factors That May Affect Future Results
Experts
Legal Opinion
Indemnification

                       EXCHANGE NATIONAL BANCSHARES, INC.

                           DIVIDEND REINVESTMENT PLAN

                                   PROSPECTUS


                                  DECEMBER 2002

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

       The following table sets forth the estimated expenses payable by the Registrant in connection with the sale and distribution of the shares registered hereby:

     SEC registration fee                                 $435.25
     Accounting fees and expenses                       $3,100.00
     Legal fees and expenses                            $7,000.00
     Printing expenses                                  $1,298.00
                                                        ---------
         Total                                         $11,833.25
                                                       ==========


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

       The following summary is qualified in its entirety by reference to the complete text of the statute referred to below and the Articles of Incorporation and Bylaws of the registrant.

       Section 351.355 of The General and Business Corporation Law of Missouri provides for indemnification by a corporation of its officers and directors and certain other persons as follows:

       1. A corporation created under the laws of this state may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

         2. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         3. Except as otherwise provided in the articles of incorporation or the bylaws, to the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subsections 1 and 2 of this section, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

         4. Any indemnification under subsections 1 and 2 of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in this section. The determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding, or if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

         5. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit, or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as authorized in this section.

         6. The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the articles of incorporation or bylaws or any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         7. A corporation created under the laws of this state shall have the power to give any further indemnity, in addition to the indemnity authorized or contemplated under other subsections of this section, including subsection 6, to any person who is or was a director, officer, employee or agent, or to any person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, provided such further indemnity is either (i) authorized, directed, or provided for in the articles of incorporation of the corporation or any duly adopted amendment thereof or (ii) is authorized, directed, or provided for in any bylaw or agreement of the corporation which has been adopted by a vote of the shareholders of the corporation, and provided further that no such indemnity shall indemnify any person from or on account of such person's conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. Nothing in this subsection shall be deemed to limit the power of the corporation under subsection 6 of this section to enact bylaws or to enter into agreements without shareholder adoption of the same.

         8. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

         9. Any provision of this chapter to the contrary notwithstanding, the provisions of this section shall apply to all existing and new domestic corporations, including but not limited to banks, trust companies, insurance companies, building and loan associations, savings bank and safe deposit companies, mortgage loan companies, corporations formed for benevolent, religious, scientific or educational purposes and nonprofit corporations.

         10. For the purpose of this section, references to "the corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he or she would if he or she had served the resulting or surviving corporation in the same capacity.

         11. For purposes of this section, the term "other enterprise" shall include employee benefit plans; the term "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and the term "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

         Article Tenth of the registrant's Articles of Incorporation contains a provision requiring the registrant to indemnify its directors and officers to the fullest extent permitted by Missouri law. In the event that the laws of the state of Missouri are amended or changed, then the registrant automatically shall be deemed authorized to indemnify such persons to the fullest extent permitted by such law, as so changed. Article V of the registrant's Bylaws provides that the registrant shall indemnify eligible persons in accordance with Article Tenth of the registrant's Articles of Incorporation.

         Without limiting the generality of the foregoing, Article Tenth of the registrant's Articles of Incorporation requires the registrant to indemnify any person against all liabilities and expenses actually and reasonably incurred by such person in connection with any action, suit or proceeding by reason of the fact that such person is or was serving as a director or officer of the registrant or, at the registrant's request, as a director or officer of another enterprise; provided that such person's conduct is not finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct; and provided, further, that the registrant shall not be required to indemnify or advance expenses to any such person in connection with an action, suit or proceeding initiated by such person unless the initiation of such action, suit or proceeding was authorized in advance by the registrant's Board of Directors. Notwithstanding the foregoing, no indemnification shall be made in respect of expenses, penalties or other payments incurred by such person in connection with any administrative proceeding or action instituted by an appropriate bank regulatory agency which results in a final order assessing civil money penalties or requiring affirmative action by such person in the form of payments to the registrant.

         Article Tenth of the registrant's Articles of Incorporation permits the Board of Directors to authorize the registrant to purchase and maintain insurance against any liability asserted against any person against any liability incurred by such person by reason of the fact that such person is or was serving as a director or officer of the registrant or, at the registrant's request, as a director or officer of another enterprise, whether or not the registrant would have the power or obligation to indemnify such person under the provisions described above, other than liability arising from any administrative proceeding or action instituted by an appropriate bank regulatory agency which results in civil money penalties against such person or the registrant. The registrant has obtained directors and officers liability insurance which (subject to certain limits and deductibles) (i) insures officers and directors of the registrant and its subsidiaries against loss arising from certain claims made against them by reason of their being directors or officers, and (ii) insures the registrant against loss which it may be required or permitted to pay as indemnification due its directors or officers for certain claims. Such insurance provides coverage for certain matters as to which the registrant may not be permitted by law to provide indemnification.

         The indemnification authorized and provided for by the registrant's Articles of Incorporation and Bylaws is not exclusive of any other rights to which those seeking indemnification may be entitled under any statute, agreement, vote of shareholders or disinterested directors, policy of insurance or otherwise.

         The Federal Deposit Insurance Act (the "FDI Act") provides that the Federal Deposit Insurance Corporation (the "FDIC") may prohibit or limit, by regulation or order, payments by any insured depository institution or its holding company for the benefit of directors and officers of the insured depository institution, or others who are or were "institution-affiliated parties," as defined under the FDI Act, in order to pay or reimburse such person for any liability or legal expense sustained with regard to any administrative or civil enforcement action which results in a final order against the person. FDIC regulations prohibit, subject to certain exceptions, insured depository institutions, their subsidiaries and affiliated holding companies from indemnifying officers, directors or employees for any civil money penalty or judgment resulting from an administrative or civil enforcement action commenced by an federal banking agency, or for that portion of the costs sustained with regard to such an action that results in a final order or settlement that is adverse to the director, officer or employee.

ITEM 16. EXHIBITS

         The following exhibits were contained or incorporated by reference in the registration statement as initially filed or are filed herewith.


   EXHIBIT
   NUMBER                      DESCRIPTION


   5.1   Opinion of Stinson Morrison Hecker LLP filed herewith.
   23.1  Consent of KPMG LLP, filed herewith.
   23.2  Consent of Stinson Morrison Hecker LLP (included in Exhibit 5.1).
   24.1  Power of Attorney (included on signature page).
   99.1  Chairman's Letter to Stockholders, filed herewith.



ITEM 17. UNDERTAKINGS

       (a) The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

       The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the County of Cole, State of Missouri, on November 20, 2002.

                                     EXCHANGE NATIONAL BANCSHARES, INC.



                                     By:  /s/ James E. Smith
                                          --------------------------------------
                                          James E. Smith
                                          Chief Executive Officer

         Know all men by these presents, that we, the undersigned directors of Exchange National Bancshares, Inc., hereby severally constitute David T. Turner and Richard G. Rose, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement filed herewith and any and all amendments to said registration statement, and generally to do all such things in our names and in our capacities as directors to enable Exchange National Bancshares, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signature as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




       NAME                                         TITLE                                               DATE


/s/ James E. Smith                       Chairman of the Board and                                 November 20, 2002
---------------------------              Chief Executive Officer
James E. Smith                           (Principal Executive Officer)



/s/ Richard G. Rose                      Treasurer                                                 November 20, 2002
---------------------------              (Principal Financial and Accounting Officer)
Richard G. Rose



/s/ David T. Turner                      President and Director                                    November 20, 2002
---------------------------
David T. Turner


/s/ Charles G. Dudenhoeffer, Jr.         Director                                                  November 20, 2002
---------------------------
Charles G. Dudenhoeffer, Jr.




/s/ Philip D. Freeman                    Director                                                  November 20, 2002
---------------------------
Philip D. Freeman



/s/ David R. Goller                      Director                                                  November 20, 2002
---------------------------
David R. Goller



/s/ James R. Loyd                        Director                                                  November 20, 2002
---------------------------
James R. Loyd



/s/ Kevin L. Riley                       Director                                                  November 20, 2002
---------------------------
Kevin L. Riley



/s/ Gus S. Wetzel, II                    Director                                                  November 20, 2002
---------------------------
Gus S. Wetzel, II
